Product supplement no. 910-I To prospectus dated May 30, 2006 and prospectus supplement dated May 30, 2006	Registration Statement no. 333-134553 Dated March 6, 2008 Rule 424(b)(2)

LEHMAN BROTHERS HOLDINGS INC.

Review Notes with Contingent Principal Protection Linked to the Common Stock of a Reference Stock Issuer

General

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Lehman Brothers Holdings Inc. may from time to time offer and sell review notes linked to the common stock of an issuer. This product supplement no. 910-I describes terms that will apply generally to the review notes with contingent principal protection, and supplements the terms described in the accompanying base prospectus and MTN prospectus supplement. A separate term sheet or pricing supplement, as the case may be, will describe the Reference Stock and the terms that apply specifically to the notes, including any changes to the terms specified below. We refer to the term sheets and pricing supplements generally as terms supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying base prospectus and MTN prospectus supplement, the terms described in the relevant terms supplement shall control.

•	The notes are the senior unsecured obligations of Lehman Brothers Holdings Inc.

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The Reference Stock Issuer is not an affiliate of ours and is not receiving any of the proceeds of any note offering. The obligations under the notes are our obligations only and the Reference Stock Issuer will have no obligations of any kind under the notes.

•	For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page SS-22.

•	Denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.

•	The minimum initial investment will be specified in the relevant terms supplement.

•	The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Key Terms

Reference Stock:	The common stock to which the notes are linked, as specified in the relevant terms supplement.

Reference Stock Issuer:	The issuer of the Reference Stock, as specified in the relevant terms supplement.

Automatic Call:	If the closing share price on any Review Date is above or equal to the applicable Call Price set forth in the relevant terms supplement, the notes will be automatically called for a cash payment that will include a call premium that will be set forth in the relevant terms supplement.

Call Price:	The relevant terms supplement will specify the minimum closing share price, referred to as a Call Price, which triggers an automatic call on a Review Date and payment of the applicable call premium. Unless otherwise specified in the relevant terms supplement, the Call Price will equal 100% of the Initial Share Price. The Call Price is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Description of Notes — Anti-dilution Adjustments.”

(continued on next page)

Investing in the Review Notes with Contingent Principal Protection Linked to the Common Stock of a Reference Stock Issuer involves a number of risks. See “ Risk Factors” beginning on page SS-1 in this product supplement no. 910-I.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 910-I, the accompanying base prospectus, the MTN prospectus supplement, the relevant terms supplement and any other related prospectus supplements. Any representation to the contrary is a criminal offense.

LEHMAN BROTHERS

March 6, 2008

Key Terms (continued)

Payment if Called:	If the notes are called, for every $1,000 principal amount note, you will receive a cash payment equal to $1,000 plus the call premium amount applicable to the Review Date on which the notes are called. The call premium amount applicable to each Review Date will be specified in the relevant terms supplement.

Payment at Maturity:

If the notes are not automatically called and a Trigger Event has not occurred, you will receive a cash payment of $1,000 per $1,000 principal amount note.

If the notes are not automatically called and a Trigger Event has occurred during the Observation Period, you will receive the number of shares of the Reference Stock equal to the Physical Delivery Amount. If you receive shares of the Reference Stock, fractional shares will be paid in cash. The market value of the Physical Delivery Amount will be less than the principal amount of your notes and may be zero. Accordingly, in such circumstances, you will lose some or all of your investment at maturity.

Unless otherwise specified in the relevant terms supplement, we will have the option to pay the Cash Value in lieu of the Physical Delivery Amount.

Trigger Event:

A Trigger Event occurs if:

(a)    for notes with continuous Reference Stock monitoring, at any time during the Observation Period, the price of the Reference Stock quoted on the Relevant Exchange is below the Trigger Price; or

(b)    for notes with daily Reference Stock monitoring, on any trading day during the Observation Period, the closing price of the Reference Stock is below the Trigger Price.

The relevant terms supplement will specify whether continuous or daily Reference Stock monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Reference Stock. For example, the relevant terms supplement may specify weekly Reference Stock monitoring for purposes of determining whether the Reference Stock is below the Trigger Price.

Trigger Price:	The amount equal to a percentage, as specified in the relevant terms supplement, of the Initial Share Price. For example, the relevant terms supplement may specify that the Trigger Price is equal to 80% of the Initial Share Price. In such event, the Trigger Price for the Reference Stock with a hypothetical Initial Share Price of $10.00 would be $8.00. The Trigger Price is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Description of Notes — Anti-dilution Adjustments.”

Observation Period:	As specified in the relevant terms supplement.

Physical Delivery Amount:	The number of shares of the Reference Stock, per $1,000 principal amount of the notes, equal to $1,000 divided by the Initial Share Price. (Any fractional shares will be paid in cash.)

Cash Value:	The amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price and (2) the Final Share Price.

Initial Share Price:	The closing price of the Reference Stock on the pricing date, or such other date or dates as specified in the relevant terms supplement, divided by the Stock Adjustment Factor.

Final Share Price:	The closing price of the Reference Stock on the final Review Date, or such other date or dates as specified in the relevant terms supplement.

Stock Adjustment Factor:	Unless otherwise specified in the terms supplement, the Stock Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “Description of Notes — Anti-dilution Adjustments.”

Review Dates:	As specified in the relevant terms supplement. Review Dates are subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Automatic Call.”

Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Product Supplement

The relevant terms supplement, this product supplement no. 910-I, the accompanying base prospectus and MTN prospectus supplement contain the terms of the notes. In making your investment decision, you should rely only on the information contained or incorporated by reference in the relevant terms supplement, this product supplement no. 910-I and the accompanying base prospectus and MTN prospectus supplement with respect to the notes offered and with respect to Lehman Brothers Holdings Inc. We have not authorized anyone to give you any additional or different information. The information in the relevant terms supplement, this product supplement no. 910-I and the accompanying base prospectus and MTN prospectus supplement may be accurate only as of the dates of each of these documents, respectively.

SS-i

The notes described in the relevant terms supplement and this product supplement no. 910-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisors. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc. (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, this product supplement no. 910-I and the accompanying base prospectus and MTN prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

In this product supplement no. 910-I, the relevant terms supplement and the accompanying base prospectus and MTN prospectus supplement, “we,” “us” and “our” refer to Lehman Brothers Holdings Inc., unless the context requires otherwise.

We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 910-I nor the accompanying base prospectus, MTN prospectus supplement or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 910-I nor the accompanying base prospectus, MTN prospectus supplement or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 910-I and accompanying base prospectus, MTN prospectus supplement or terms supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 910-I and the accompanying base prospectus, MTN prospectus supplement and any applicable terms supplement, and in connection with the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SS-ii

RISK FACTORS

Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Reference Stock. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks as well as the other information contained in this product supplement, the accompanying MTN prospectus supplement and base prospectus and the documents incorporated in the prospectus by reference before you decide that an investment in the notes is suitable for you. In addition, you should consider carefully the discussion of risks set forth in the relevant terms supplement before you decide that an investment in the notes is suitable for you. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

The notes differ from conventional debt securities. The notes do not pay interest or guarantee the return of your investment.

The notes do not pay interest and may not return any of your investment. Your return of principal is protected so long as either (i) the notes are called or (ii) the notes are not called but the closing price (in the case of daily monitoring) or intraday prices (in the case of continuous monitoring) of the Reference Stock is not below the Trigger Price on any trading day during the Observation Period. However, if the notes are not called and a Trigger Event does occur, you will receive at maturity a number of shares of the Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof) and the market value of the shares of the Reference Stock you receive at maturity (or, at our election, the Cash Value thereof) will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

The appreciation potential of the notes is limited, and the notes are subject to an automatic early call.

Your investment in the notes will result in a gain equal to the applicable call premium if the closing price of the Reference Stock on any of the Review Dates is above or equal to the applicable Call Price, as set forth in the relevant terms supplement, that triggers an automatic call. This gain will be limited to the call premium applicable to the Review Date on which the notes are automatically called, regardless of the appreciation of the Reference Stock, which may be significantly greater than the applicable call premium. In addition, the automatic call feature of the notes may shorten the term of your investment.

You are exposed to the closing price risk of the Reference Stock.

You cannot predict the future performance of the Reference Stock based on its historical performance. The closing price of the Reference Stock may be below the Call Price on each Review Date, which would prevent you from realizing any gain on your investment even if the closing price of the Reference Stock was above such call price on any non-Review Dates. Furthermore, the closing price (in the case of daily monitoring) or the intraday price (in the case of continuous monitoring) of the Reference Stock may be below the Trigger Price on a trading day during the Observation Period, even though that Reference Stock has not experienced such a price decrease in the past.

You will have no ownership rights in the Reference Stock.

Investing in the notes is not equivalent to investing in the Reference Stock. As an investor in the notes, you will not have any ownership interest or rights in the Reference Stock, such as voting rights, dividend payments or other distributions. Your return on the notes will not reflect the return you would realize if you actually owned the Reference Stock and received any dividends paid on the Reference Stock. This is because the calculation agent will calculate the amount payable to you on a Call Settlement Date or the maturity date, as applicable, by reference to the closing price per share of the

Reference Stock on the Review Dates and the closing prices or intraday prices (as applicable), if the notes are called, during the Observation Period, without taking into consideration the value of dividends paid on the Reference Stock.

We have no affiliation with the Reference Stock Issuer.

The Reference Stock Issuer is not an affiliate of ours and is not involved in any of our offerings of notes pursuant to this product supplement in any way. Consequently, we have no control over the actions of the issuer, including any corporate actions of the type that would require the calculation agent to adjust the amount due to you at maturity or upon a Call Settlement Date, as applicable. The Reference Stock Issuer has no obligation to consider your interest as an investor in the notes in taking any corporate actions that might affect the value of your notes. None of the money you pay for the notes will go to the Reference Stock Issuer.

We cannot assure you that the public information provided with respect to the Reference Stock Issuer is accurate or complete.

All disclosures contained in the relevant terms supplement and this product supplement regarding the Reference Stock Issuer are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Stock Issuer in connection with the offering of the notes. We do not make any representation that such publicly available documents or any other publicly available information regarding the Reference Stock Issuer are accurate or complete, and we are not responsible for public disclosure of information by the Reference Stock Issuer, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of the relevant terms supplement, including events that would affect the accuracy or completeness of the public filings of the Reference Stock Issuer or the value of the Reference Stock, will have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Reference Stock Issuer could affect the amount you will receive at maturity of the notes and, therefore, the value of the notes. Any prospective purchaser of the notes should undertake such independent investigation of the Reference Stock Issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

You should be willing to hold your notes to maturity.

The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Reference Stock has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes, which are not designed to be short-term trading instruments, are held to maturity unless automatically called and redeemed prior to maturity.

Our affiliates’ compensation may serve as an incentive to sell you the notes.

We and our affiliates act in various capacities with respect to the notes. Lehman Brothers Inc. and other of our affiliates may act as a principal, agent or dealer in connection with the notes. Such affiliates, including the sales representatives, may derive compensation from the distribution of the notes and such compensation may serve as an incentive to sell these notes instead of other investments.

The inclusion in the original issue price of each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates is likely to adversely affect the value of the notes prior to maturity.

While the payment upon automatic call or at maturity will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. Such cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Lehman Brothers Inc. will be willing to purchase notes from you in secondary market transactions, if at all, likely to be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by Lehman Brothers Inc., as a result of such dealer discounts, mark-ups and other transaction costs.

The Reference Stock may change following certain corporate events.

Following certain corporate events relating to the Reference Stock Issuer, such as a stock-for-stock merger where such issuer is not the surviving entity or a merger event where holders of that Reference Stock would receive all cash or a distribution of property with respect to that Reference Stock, the calculation agent will have the option to replace that Reference Stock with the common stock of a U.S. company selected from among the common stocks of U.S. companies with the same primary Standard Industrial Classification Code (“SIC Code”) as that Reference Stock that the calculation agent deems to be most similar to the Reference Stock. In the event of any such corporate event, you will become subject to the closing price risk of the Successor Reference Stock. We describe the specific corporate events that can lead to these adjustments, the procedures for selecting another reference stock and reference stock issuer on the basis of SIC industry code, market capitalization, dividend history and stock price volatility, and the procedures for adjusting the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of the Reference Stock upon the occurrence of certain other corporate events in the section of this product supplement entitled “Description of Notes—Anti-dilution Adjustments—Reorganization Events.” You should read this section in order to understand these and other adjustments that may be made to your notes. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes.

Anti-dilution protection is limited.

The calculation agent will make adjustments to the Stock Adjustment Factor, which will be set initially at 1.0, and for certain adjustment events (as defined below) affecting the Reference Stock, including stock splits and certain corporate actions. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the Reference Stock Issuer or another party makes a partial tender offer or partial exchange offer for that Reference Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the notes may be materially and adversely affected. See “Description of Notes—Anti-dilution Adjustments” for further information.

We may exercise any and all rights we may have as a lender to, or a security holder of, the Reference Stock Issuer.

If we or any of our affiliates are lenders to, or hold securities of, the Reference Stock Issuer, we will have the right, but not the obligation, to exercise or refrain from exercising our rights as a lender to, or holder of securities of, that issuer. Any exercise of our rights as a lender or holder of securities of the Reference Stock Issuer, or our refraining from such exercise, will be made without regard to your interests and could affect the value of the notes.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on a securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

Lehman Brothers Inc. may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Lehman Brothers Inc. is willing to buy the notes. If at any time Lehman Brothers Inc. or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the price of the Reference Stock on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market, if any, to vary in proportion to changes in the price of the Reference Stock. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•

the dividend rate paid on the Reference Stock (while not paid to holders of the notes, dividend payments on the Reference Stock may influence the market price of the Reference Stock and the market value of options on the Reference Stock and therefore affect the market value of the notes);

•	supply and demand for the notes, including inventory positions of Lehman Brothers Inc. or any other market maker;

•	the expected frequency and magnitude of changes in the market price of the Reference Stock (volatility);

•	economic, financial, political and regulatory or judicial events that affect the Reference Stock or stock markets generally;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the notes; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

You cannot predict the future performance of the Reference Stock based on its historical performance. Accordingly, we cannot guarantee that the closing price of the Reference Stock on any Review Date will trigger an automatic call. Furthermore, the closing price of the Reference Stock may fall below the Trigger Price such that you may not receive any return of your investment, as you will receive at maturity a number of shares of the Reference Stock equal to the Physical Delivery Amount (or, at our election, the Cash Value thereof) and the market value of the shares of the Reference Stock you receive at maturity will be less than the principal amount of your notes and may be zero.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the closing price of the Reference Stock on a Review Date and calculating the amount that we are required to pay you upon an automatic call, if any, or at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that such an event has occurred, it is possible that the Review Date and the applicable payment date will be postponed and your return will be adversely affected. See “Description of Notes—Market Disruption Events” in this product supplement.

The tax consequences of an investment in the notes are uncertain.

Investors should consider the tax consequences of investing in the notes. No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the notes are not certain. Lehman Brothers Holdings Inc. is not requesting any ruling from the Internal Revenue Service with respect to the notes and cannot assure you that the Internal Revenue Service will agree with the treatment described in this product supplement no. 910-I. The Internal Revenue Service could assert other characterizations that could affect the timing, amount and character of income or deductions. Lehman Brothers Holdings Inc. intends to treat, and by purchasing a note, for all tax purposes, you agree to treat, a note as a financial contract, rather than as a debt instrument. You should consult your own tax advisor concerning the alternative characterizations. Neither Lehman Brothers Holdings Inc. nor any of its affiliates provide tax advice. See “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 910-I.

Lehman Brothers Holdings Inc. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of Lehman Brothers Holdings Inc. or one of its affiliates, you may only acquire the notes in compliance with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Certain of our, or our affiliates’, activities may adversely affect the value of your notes.

Lehman Brothers Inc. and other affiliates of ours may trade the Reference Stock and other financial instruments related to the Reference Stock on a regular basis, for their accounts and for other accounts under their management. Lehman Brothers Inc. and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of the Reference Stock and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Reference Stock. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the notes. Any of these trading activities could potentially affect the price of the Reference Stock and, accordingly, could affect whether an automatic call occurs or the payment you receive at maturity.

We or our affiliates may currently or from time to time engage in business with the Reference Stock Issuer, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the Reference Stock Issuer or the Reference Stock, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the issuer, and these reports may or may not recommend that investors buy or hold the Reference Stock. Any prospective purchaser of notes should undertake an independent investigation of the Reference Stock Issuer as is in its judgment appropriate to make an informed decision with respect to an investment in the notes.

In addition, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the price of the Reference Stock. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Reference Stock or instruments whose value is derived from the Reference Stock. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours (e.g., hedging activity other than in connection with the notes) could potentially increase the price of the Reference Stock as well as the Initial Share Price, and, therefore, effectively establish a higher price that the Reference Stock must achieve for your to avoid a loss of principal at maturity. From time to time, prior to the maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Stock or instruments whose value is derived from the Reference Stock. We cannot assure you that any of these activities will not have a material impact on the price of the Reference Stock or the value of the notes.

An affiliate of ours may act as a calculation agent on the notes, creating a potential conflict of interest between you and us.

Lehman Brothers Inc., one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the closing price of the Reference Stock on each Review Date and throughout the Observation Period, whether the automatic call feature has triggered a mandatory redemption, the payment upon automatic call or at maturity, if any, on the notes and the Physical Delivery Amount, if any. The calculation agent will also be responsible for determining whether a market disruption event has occurred, whether the Index has been discontinued and whether there has been a material change in the method of calculation of the Index. In performing these duties, Lehman Brothers Inc. may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where Lehman Brothers Inc., as the calculation agent, is entitled to exercise discretion.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used, in whole or in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The balance of the proceeds, if any, will be used for general corporate purposes.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the notes by taking positions in the Reference Stock or instruments whose value is derived from the Reference Stock. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours (e.g., hedging activity other than in connection with the notes) could temporarily increase the closing price of the Reference Stock which could potentially have the effect of increasing the Initial Share Price applicable to the notes to a level that is higher than the level that would have prevailed in the absence of such activity. Since the Call Price applicable to the notes may be determined at pricing by reference to a fixed percentage of the Initial Share Price, any such increase in the Initial Share Price could have the effect of increasing the Call Price and therefore reducing the likelihood that the notes will be called. Similarly, since the Trigger Price determined at pricing may be a percentage that is less than 100% of the Initial Share Price, a temporary increase in the closing price of the Reference Stock at the time of pricing could likewise have the effect of increasing the possibility that a Trigger Event will occur, which could result in the loss of principal at maturity. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Reference Stock or instruments whose value is derived from the Reference Stock. Although we have no reason to believe that any of these activities will have a material impact on the price of the Reference Stock or the value of the notes, we cannot assure you that these activities will not have such an effect. See “Risk Factors—Certain of our, or our affiliates’, activities may adversely affect the value of your notes.”

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No note holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

THE REFERENCE STOCK

Summary business information regarding the Reference Stock Issuer

In the relevant terms supplement, we will provide summary information regarding the business of the Reference Stock Issuer based on its publicly available documents. We take no responsibility for, or make any representation regarding the accuracy or completeness of such information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the Reference Stock Issuer may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant terms supplement relate only to the notes offered thereby and do not relate to the Reference Stock or other securities of the Reference Stock Issuer. We have derived any and all disclosures contained in this product supplement and the relevant terms supplement regarding the Reference Stock Issuer from the publicly available documents described above. In connection with the offering of the notes, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Stock Issuer. We do not make any representation that such publicly available documents are, or any other publicly available information regarding the Reference Stock Issuer is, accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Reference Stock (and therefore the Stock Adjustment Factor) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Reference Stock Issuer could affect the payment at maturity with respect to the notes and therefore the value of the note. See “Risk Factors—We have no affiliation with the Reference Stock Issuer,” “—We cannot assure you that the public information provided with respect to the Reference Stock Issuer is accurate or complete,” and “—Certain of our, or our affiliates’, activities may adversely affect the value of your notes.”

Historical performance of the Reference Stock

In the relevant terms supplement, we will provide historical price information on the Reference Stock. You should not take any such historical prices as an indication of future performance.

Hypothetical returns on your notes

The relevant terms supplement may include a table, chart or graph showing various hypothetical returns on your note based on a range of hypothetical closing prices of the Reference Stock, whether the price or the closing price, as applicable, of the Reference Stock during the Observation Period is below the relevant Trigger Price and various key assumptions shown in the relevant terms supplement, in each case assuming the investment is held from the issue date until the scheduled maturity date.

Any table, chart or graph showing hypothetical returns will be provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market values of the Reference Stock on the scheduled Review Dates could have on the hypothetical returns on your note, if held to the scheduled maturity date or if automatically called, calculated in the manner described in the relevant terms supplement and assuming all other variables remained constant. Any payments at maturity listed in the relevant terms supplement will be entirely hypothetical. They will be based on prices or closing prices, as applicable, of the Reference Stock during the Observation Period, in each case that may vary and the assumptions may prove to be erroneous.

The return on your note may bear little relation to, and may be much less than, the return that you might achieve were you to invest in the Reference Stock directly. Among other things, the return on the Reference Stock could include substantial dividend payments, which you will not receive as an investor in your note, and an investment in the Reference Stock is likely to have tax consequences that are different from an investment in your note.

We describe various risk factors that may affect the market value of your note, and the unpredictable nature of that market value, under “Risk Factors” above.

DESCRIPTION OF NOTES

The following description of the terms of the notes supplements the description of the general terms of the notes set forth under “Description of the Notes” in the accompanying MTN prospectus supplement and “Description of Debt Securities” in the accompanying base prospectus. A separate terms supplement will describe the terms that apply specifically to the notes, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement no. 910-I have the meanings assigned in the accompanying base prospectus, MTN prospectus supplement or terms supplement. The term “note” refers to each $1,000 principal amount of our Review Notes with Contingent Principal Protection Linked to the Common Stock of a Reference Stock Issuer.

General

The review notes are senior unsecured obligations of Lehman Brothers Holdings Inc. that are linked to the Reference Stock specified in the relevant terms supplement. The notes are a series of securities referred to in the accompanying base prospectus and MTN prospectus supplement. The notes will be issued by Lehman Brothers Holdings Inc. under an indenture dated September 1, 1987, as amended or supplemented from time to time, between us and Citibank N.A., as trustee. We may, without the consent of the holders of the notes, create and issue additional notes ranking equally with the notes and otherwise similar in all respects so that such further notes shall be consolidated and form a single series with the notes. No additional notes can be issued if an event of default has occurred with respect to the notes.

The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, you will receive a payment in cash or Reference Stock, the timing and amount of which will vary depending on the performance of the Reference Stock, whether the notes are automatically called prior to maturity, and whether a Trigger Event occurs during the Observation Period, the amount of which will be calculated in accordance with the formulae set forth below.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of DTC or its nominee, as described under “Description of the Notes—Forms of Notes” in the MTN prospectus supplement and “Description of Debt Securities—Information in the Prospectus Supplement” in the base prospectus.

The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 910-I. The terms described in that document supplement those described herein and in the accompanying base prospectus and MTN prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in the accompanying base prospectus or MTN prospectus supplement, the terms described in the relevant terms supplement shall control.

Automatic Call

The notes will be automatically called and subject to mandatory redemption if the closing price of the Reference Stock on any Review Date is above or equal to the Initial Share Price or any other applicable minimum closing share price set forth in the relevant terms supplement that triggers an automatic call and payment of the call premium amount. If the notes are automatically called, for every $1,000 principal amount note, you will receive $1,000 plus the call premium amount applicable to the Review Date on which the notes are called. The call premium is a percentage that will vary depending on the particular Review Date and will be specified in the relevant terms supplement. The cash payment per $1,000 principal amount note upon automatic call will be calculated as follows:

$1,000 + (applicable call premium × $1,000)

If the notes are automatically called on a Review Date other than the final Review Date, unless otherwise specified in the relevant terms supplement, we will redeem each note and pay the applicable call premium on the third business day after the applicable Review Date, subject to postponement as described below. If the notes are automatically called on the final Review Date, unless otherwise specified in the relevant terms supplement, we will redeem each note and pay the call premium on the maturity date, subject to postponement as described below.

If a Review Date (including the final Review Date) is not a trading day or if there is a market disruption event on such day, the applicable Review Date will be the immediately succeeding trading day during which no market disruption event shall have occurred or is continuing; provided that the closing price of the Reference Stock will not be determined on a date later than the eighth scheduled trading day after the scheduled Review Date, and if such day is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of the Reference Stock based upon its good faith estimate of the price of such Reference Stock as of the close of trading on that eighth scheduled trading day, in its sole discretion.

If, due to a non-trading date or a market disruption event or otherwise, a Review Date (other than the final Review Date) is postponed so that it falls less than three business days prior to the scheduled date for payment of the call premium (the “Call Settlement Date”), the date on which the call premium for such Review Date will be paid, if any, will be the third business day following the Review Date as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events in this product supplement under “Description of Notes—Market Disruption Events.”

Payment at Maturity

The maturity date for the notes will be set forth in the relevant terms supplement, and is subject to adjustment if such day is not a business day or if the final Review Date is postponed as described below.

If the notes are not automatically called and a Trigger Event has not occurred, you will receive a cash payment of $1,000 per $1,000 principal amount note.

If the notes are not automatically called and a Trigger Event has occurred, you will receive at maturity, instead of the principal amount of your notes, the number of shares of the Reference Stock equal to the Physical Delivery Amount. If you receive shares of the Reference Stock, fractional shares will be paid in cash. The market value of the Physical Delivery Amount will be less than the principal amount of your notes and may be zero. Accordingly, you may lose some or all of your investment at maturity.

Unless otherwise specified in the relevant terms supplement, we will have the option to pay the Cash Value in lieu of the Physical Delivery Amount.

A “Trigger Event” occurs if:

(a)	for notes with continuous Reference Stock monitoring, at any time during the Observation Period, the price of the Reference Stock quoted on the applicable Relevant Exchange is below the Trigger Price; or

(b)	for notes with daily Reference Stock monitoring, on any trading day during the Observation Period, the closing price of the Reference Stock is below the Trigger Price.

The relevant terms supplement will specify whether continuous or daily Reference Stock monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Reference Stock. For example, the relevant terms supplement may specify weekly Reference Stock monitoring for the purposes of determining whether the Reference Stock is below the Trigger Price.

The “Observation Period” shall be specified in the relevant terms supplement.

The “Trigger Price” shall be the amount equal to a percentage, as specified in the relevant terms supplement, of the Initial Share Price. For example, the relevant terms supplement may specify that the Trigger Price for the Reference Stock is equal to 80% of the Initial Share Price. In such event, the Trigger Price for the Reference Stock with a hypothetical Initial Share Price of $10.00 would be $8.00. The Trigger Price for the Reference Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “—Anti-dilution Adjustments.”

The “Physical Delivery Amount” shall be, unless otherwise specified in the relevant terms supplement, the number of shares of the Reference Stock per $1,000 principal amount of the notes equal to $1,000 divided by the Initial Share Price. (Any fractional shares will be paid in cash.)

The “Cash Value” shall be, unless otherwise specified in the relevant terms supplement, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price and (2) the Final Share Price.

The “Initial Share Price”, unless otherwise specified in the relevant terms supplement, means the closing price of the Reference Stock on the pricing date, divided by the Stock Adjustment Factor.

The “Final Share Price”, unless otherwise specified in the relevant terms supplement, means the closing price of the Reference Stock on the final Review Date, or such other date or dates as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “closing price” for one share of the Reference Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

•

if the Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Reference Stock (or any such other security) is listed or admitted to trading,

•

if the Reference Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price is not available pursuant to the preceding bullet point, the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by Financial Industry Regulatory Authority, Inc. (“FINRA”) on such day;

•

if the Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the last reported sale price of the principal trading session on the OTC Bulletin Board on such day; or

•

if, because of a market disruption event (as defined under “—Market Disruption Events”) or otherwise, the last reported sale price for the Reference Stock (or any such other security) is not available for such trading day pursuant to the preceding bullet points, then (i) if such market disruption event has occurred on a day other than a Valuation Date, the calculation agent’s good faith estimate of the price of the Reference Stock (or such other security) as of the close of trading on such trading day, in its sole discretion, and (ii) if such market disruption event has occurred with respect to the Reference Stock on any originally scheduled Valuation Date, the price determined pursuant to the last sentence of the definition of “Valuation Date(s).”

The term OTC Bulletin Board will include any successor service thereto.

The “price” for one share of the Reference Stock (or one unit of any other security for which a price must be determined) on any trading day means:

•

if the Reference Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the highest intraday bid price on such day on the principal United States securities exchange registered under the Exchange Act, on which the Reference Stock (or any such other security) is listed or admitted to trading;

•

if the Reference Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board, the highest reported bid price reported on the OTC Bulletin Board on such day; or

•	if a bid price is not available pursuant to the preceding bullet points, the calculation agent’s good faith estimate of such bid price, in its sole discretion.

Unless otherwise specified in the relevant terms supplement, the “Stock Adjustment Factor” shall be set initially at 1.0 for the Reference Stock, subject to adjustment upon the occurrence of certain corporate events affecting the Reference Stock. See “—Anti-dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, “pricing date” means the date on which we set the pricing terms of the notes for initial sale to the public.

“Relevant Exchange”, for the Reference Stock means the primary U.S. exchange or market for trading for such Reference Stock, as specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the American Stock Exchange (the “AMEX”), the Nasdaq Global Select Market, the Nasdaq Global Market, the Chicago Mercantile Exchange, the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.

Unless otherwise specified in the relevant terms supplement, a “business day” is any day that is not a Saturday or Sunday and that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close.

The maturity date will be specified in the relevant terms supplement. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then any payment on the notes that would otherwise be due on the scheduled maturity date will instead be due on the next succeeding business day following such scheduled maturity date, with the same force and effect as if paid on the scheduled maturity date, and no interest will accrue as a result of the delayed payment. If, due to a non-trading day or market disruption event or otherwise, the final Review Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Review Date as postponed unless otherwise specified in the relevant terms supplement. We describe market disruption events in this product supplement under “Description of Notes—Market Disruption Events.”

Other Payment Terms

We will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

If any day on which a payment on the notes is due is not a business day, the payment will be made on the next succeeding business day with the same force and effect as if paid on the date such amount was due, and no interest will accrue as a result of the delayed payment.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in open market or by private agreement.

No Fractional Share

If we deliver shares of the Reference Stock to you at maturity, we will pay cash in lieu of delivering any fractional share of the Reference Stock in an amount equal to the product of (i) the closing price of the Reference Stock on the final Review Date multiplied by (ii) such fractional amount as determined by the calculation agent.

Delivery of Shares of Reference Stock

We may designate any of our affiliates to deliver any shares of Reference Stock pursuant to the terms of the notes and we shall be discharged of any obligation to deliver such shares of Reference Stock to the extent of such performance by our affiliates. Reference in this product supplement to delivery of shares of Reference Stock by us shall also include delivery of such shares by our affiliates.

Calculation Agent

Lehman Brothers Inc. will act as the calculation agent. The calculation agent will determine, among other things, the closing price of the Reference Stock on each Review Date, whether the automatic call feature has triggered a mandatory redemption, the payment upon automatic call or at maturity, if any, on the notes and the Physical Delivery Amount, if any. In addition, the calculation agent will determine whether there has been a market disruption event or a discontinuation of the Index and whether there has been a material change in the method of calculating the Index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m. on the business day preceding the maturity date.

All calculations with respect to the Initial Share Price and the closing price of the Reference Stock will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from calculating the closing price of the Reference Stock on any Review Date or scheduled trading day during the Observation Period. These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each such event individually as a “market disruption event.”

“Market Disruption Event”, unless otherwise specified in the relevant terms supplement, means, with respect to the Reference Stock (or any security for which a closing price must be determined):

•

the occurrence or existence of a suspension, absence or material limitation of trading of the Reference Stock (or such security) on the primary market for the Reference Stock (or such security) at any time during the one-hour period preceding the close of the principal trading session in such market;

•

a breakdown or failure in the price and trade reporting systems of the primary market for the Reference Stock (or such security) as a result of which the reported trading prices for the Reference Stock (or such security) during the last one-hour period preceding the close of the principal trading session in such market are materially inaccurate;

•

the occurrence or existence of a suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the Reference Stock (or such security), if available, at any time during the last one hour-period preceding the close of the principal trading session in the applicable market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts,

•	in each case as determined by the calculation agent in its sole discretion.

For the purpose of determining whether a market disruption event has occurred, unless otherwise specified in the relevant terms supplement:

•

a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

•

limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent in its sole discretion) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts on the Reference Stock (or such security) by the primary securities market trading in such contracts, if available, by reason of:

¡	a price change exceeding limits set by such securities exchange or market,

¡	an imbalance of orders relating to such contracts, or

¡	a disparity in bid and ask quotes relating to such contracts

•	will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Reference Stock (or such security); and

•

a suspension, absence or material limitation of trading on the primary securities market on which futures or options contracts related to the Reference Stock (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Anti-dilution Adjustments

The Stock Adjustment Factor is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section.

No adjustments to the Stock Adjustment Factor will be required unless the Stock Adjustment Factor adjustment would require a change of at least 0.1% in the Stock Adjustment Factor then in effect. The Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor after the close of business on the business day immediately preceding the maturity date.

No adjustments to the Stock Adjustment Factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of the Reference Stock on any trading day during the term of the notes. No adjustments will be made for certain other events, such as offerings of common stock by the Reference Stock Issuer for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender offer or exchange offer for the Reference Stock by the Reference Stock Issuer or any third party. See “Risk Factors—Anti-dilution protection is limited.”

Lehman Brothers Holdings Inc., as calculation agent, shall be solely responsible for (1) the determination and calculation of any adjustments to the Stock Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and (2) the determination of any Successor Reference Stock, and its determinations and calculations shall be conclusive absent manifest error.

We will, within ten business days following the occurrence of an event that requires an adjustment to the Stock Adjustment Factor (other than as a result of a Reorganization Event as described below), or if we are not aware of this occurrence, as soon as practicable after becoming so aware, provide notice to the calculation agent, which shall provide written notice to the trustee, which shall provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the adjusted Stock Adjustment Factor.

Stock Splits and Reverse Stock Splits

If the Reference Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Stock Adjustment Factor relating to the Reference Stock will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor, and

•

the number of shares which a holder of one share of the Reference Stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

If the Reference Stock is subject to a (i) stock dividend, i.e., issuance of additional shares of the Reference Stock, that is given ratably to all holders of shares of the Reference Stock, or (ii) distribution of shares of the Reference Stock as a result of the triggering of any provision of the corporate charter of the issuer of the Reference Stock, then, once the dividend has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor shall equal the prior Stock Adjustment Factor plus the product of:

•	the prior Stock Adjustment Factor, and

•	the number of additional shares issued in the stock dividend with respect to one share of the Reference Stock.

Non-cash Distributions

If the Reference Stock Issuer distributes shares of capital stock, evidences of indebtedness or other assets or property of the Reference Stock Issuer to holders of the Reference Stock (other than (i) dividends, distributions and rights or warrants referred to under “—Stock Splits and Reverse Stock Splits” and “—Stock Dividends or Distributions” above and (ii) cash distributions or dividends referred under “—Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of the Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution; provided that if the Fair Market Value of such distribution equals or exceeds the Current Market Price of the Reference Stock, the calculation agent shall determine in its sole discretion the appropriate adjustment to the Stock Adjustment Factor.

The “Current Market Price” of the Reference Stock means the arithmetic average of the closing prices of the Reference Stock for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Stock Adjustment Factor.

The “Ex-dividend date” shall mean the first trading day on which transactions in the Reference Stock trade on the relevant exchange without the right to receive that distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on the Reference Stock described in clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also would require an adjustment under this section shall not cause an adjustment to the Stock Adjustment Factor of the Reference Stock and shall be treated as a Reorganization Event (as defined below) only pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization Events.” A distribution on the Reference Stock described in the section entitled “—Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section shall cause an adjustment only pursuant to the section entitled “—Issuance of Transferable Rights or Warrants.”

Cash Dividends or Distributions

If the Reference Stock Issuer pays dividends or makes other distributions consisting exclusively of cash to all holders of Reference Stock during any fiscal quarter during the term of the notes, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of the Reference Stock and the denominator of which is the amount by which such Current Market Price exceeds the amount in cash per share the Reference Stock Issuer distributes to holders of Reference Stock in excess of the Dividend Threshold; provided that if the amount in cash per share of such dividend or distribution equals or exceeds the Current Market Price of the Reference Stock, the calculation agent shall determine in its sole discretion the appropriate adjustment to the Stock Adjustment Factor.

“Dividend Threshold” shall mean the amount of any cash dividend or cash distribution distributed per share of the Reference Stock that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of the Reference Stock by more than 10% of the closing price of the Reference Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

Issuance of Transferable Rights or Warrants

If the Reference Stock Issuer issues transferable rights or warrants to all holders of the Reference Stock to subscribe for or purchase the Reference Stock, including new or existing rights to purchase the Reference Stock at an exercise price per share less than the closing price of the Reference Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder’s rights plan or arrangement, and if the expiration date of such rights or warrants precedes the maturity date of the notes, then the Stock Adjustment Factor will be adjusted on the business day immediately following the issuance of such transferable rights or warrants so that the new Stock Adjustment Factor shall equal the prior Stock Adjustment Factor plus the product of:

•	the prior Stock Adjustment Factor, and

•	the number of shares of the Reference Stock that can be purchased with the cash value of such warrants or rights distributed on one share of the Reference Stock.

The number of shares that can be purchased will be based on the closing price of the Reference Stock on the date the new Stock Adjustment Factor is determined. The cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange, will equal the closing price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange, the calculation agent will determine, in its good faith estimate, the price of such warrant or right on the date on which the new Stock Adjustment Factor for such Reference Stock is determined, in its sole discretion.

Reorganization Events

If prior to the maturity date,

(a)	there occurs any reclassification or change of the Reference Stock, including, without limitation, as a result of the issuance of tracking stock by the Reference Stock Issuer,

(b)	the Reference Stock Issuer, or any surviving entity or subsequent surviving entity of the Reference Stock Issuer (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c)	any statutory exchange of securities of the Reference Stock Issuer or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

(d)	the Reference Stock Issuer is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)	the Reference Stock Issuer issues to all of its shareholders equity securities of an issuer other than the Reference Stock Issuer, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event”), or

(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the Reference Stock Issuer and is consummated for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then, instead of adjusting the Stock Adjustment Factor, the calculation agent, in its sole discretion without consideration for the interests of investors, shall either:

(A)	determine a Successor Reference Stock (as defined below) to the Reference Stock that experiences any such Reorganization Event (the “Original Reference Stock”) after the close of the principal trading session on the trading day immediately prior to the effective date of such Reorganization Event in accordance with the following paragraph (the successor stock as so determined, the “Successor Reference Stock” and the successor stock issuer, the “Successor Reference Stock Issuer”); or

(B)	deem the closing price and the Stock Adjustment Factor of the Original Reference Stock on the trading day immediately prior to the effective date of such Reorganization Event to be the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) and Stock Adjustment Factor of the Original Reference Stock on every remaining trading day to, and including, the last trading day in the Observation Period.

Upon the determination by the calculation agent of any Successor Reference Stock pursuant to clause (A) of the preceding sentence, the term “Reference Stock” in this product supplement or the relevant terms supplement shall no longer be deemed a reference to the Original Reference Stock and shall be deemed instead a reference to the Successor Reference Stock for all purposes, and references in this product supplement or the relevant terms supplement to “issuer” of the Original Reference Stock shall be deemed to be to the Successor Reference Stock Issuer.

Upon the selection of the Successor Reference Stock by the calculation agent pursuant to clause (A) of the preceding sentence:

(i)	the Initial Share Price for the Successor Reference Stock will be the closing price of the Successor Reference Stock on the trading day immediately following the effective date of the Reorganization Event multiplied by the Initial Share Price of the Original Reference Stock and divided by the closing price of the Original Reference Stock on the trading day immediately prior to the effective date of such Reorganization Event;

(ii)	the Trigger Price for the Successor Reference Stock will be an amount that represents the same percentage of the Initial Share Price for the Successor Reference Stock as the percentage of the Initial Share Price of the Original Reference Stock represented by the Trigger Price, if applicable, of the Original Reference Stock, as determined by the calculation agent;

(iii)	the Call Price for the Successor Reference Stock will be an amount that represents the same percentage of the Initial Share Price for the Successor Reference Stock as the percentage of the Initial Share Price of the Original Reference Stock represented by the Trigger Price, if applicable, of the Original Reference Stock, as determined by the calculation agent; and

(iv)	the Stock Adjustment Factor for the Successor Reference Stock shall be 1.0, subject to adjustment for certain corporate events related to the Successor Reference Stock in accordance with “—Anti-dilution Adjustments.”

For the avoidance of doubt, in the case of an issuance by the Reference Stock Issuer to all of its shareholders of equity securities of an issuer other than the Reference Stock Issuer as described in clause (e) above, if the closing price of the Reference Stock as of the effective date of such issuance does not increase or decline by at least 50% from the Initial Share Price of the Reference Stock, such issuance shall not constitute a Reorganization Event and no adjustments shall be made under this “—Reorganization Events” section. Instead, the Reference Stock will be subject to adjustments as described under “—Non-cash Distributions” above.

The “Successor Reference Stock” will be the common stock of a U.S. company selected by the calculation agent from among the common stocks of U.S. companies then registered to trade on the NYSE or NASDAQ, that is not already that Reference Stock, with the same primary Standard Industrial Classification Code (“SIC Code”) as the Original Reference Stock that, in the sole discretion of the calculation agent, is the most comparable to the Original Reference Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility; provided, however, that the Successor Reference Stock will not be any stock that is subject to a trading restriction under the trading restriction policies of Lehman Brothers Holdings Inc. or any of its affiliates that would materially limit the ability of Lehman Brothers Holdings Inc. or any of its affiliates to hedge the notes with respect to such stock (a “Hedging Restriction”); provided further that if the Successor Reference Stock cannot be identified as set forth above for which a Hedging Restriction does not exist, the Successor Reference Stock will be selected by the calculation agent from the largest market capitalization stock of a U.S. company within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the Original Reference Stock.

Following a Reorganization Event in which a Successor Reference Stock is selected, the Stock Adjustment Factor of the Successor Reference Stock will be subject to adjustment as described above under this “Anti-dilution Adjustments” section, and, if no Successor Reference Stock is selected, the Original Reference Stock Issuer will, upon a subsequent Reorganization Event, be subject to the election by the calculation agent described in clause (A) and (B) of the first paragraph under “—Anti-dilution Adjustments—Reorganization Events”.

We will, or will cause the calculation agent to, provide written notice to the Trustee, to us and to DTC within thirty business days immediately following the effective date of any Reorganization Event, of the Successor Reference Stock Issuer, the Successor Reference Stock, the Trigger Price and the Initial Share Price for the Successor Reference Stock, as well as the Original Reference Stock so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the notes, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Events of Default and Acceleration

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the notes will be equal to an amount specified in “Description of Notes—Payment at Maturity”, which will be calculated as if the Maturity Date were instead the date of acceleration and a date preceding the date of acceleration were the final Review Date, with such date set to equal the number of business days between the original final Review Date and the original maturity date. See “Description of Debt Securities—Defaults” in the accompanying base prospectus.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities—Modification of the Indentures” in the accompanying base prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying base prospectus under the heading “Description of Debt Securities—Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the description contained in the accompanying MTN prospectus supplement under the heading “Description of the Notes—Forms of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of Citibank, N.A. (“Citibank”) in The City of New York.

Citibank or one of its affiliates will act as registrar and transfer agent for the notes. Citibank will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of Citibank, but upon payment (with the giving of such indemnity as Citibank may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and construed in accordance with the law of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes as of the date of this product supplement no. 910-I. If any information in the MTN prospectus supplement or the base prospectus is inconsistent with this product supplement no. 910-I, you should rely on the information in this product supplement no. 910-I. If any information in the relevant terms supplement is inconsistent with this product supplement no. 910-I, you should rely on the information in the relevant terms supplement. The relevant terms supplement may also add, update or change information contained in this product supplement no. 910-I.

Except where noted, this summary deals only with a note held as a capital asset by a United States holder (as defined below) who purchases the note on original issue at its initial offering price and it does not deal with special situations. For example, except where noted, this summary does not address:

•

tax consequences to holders of notes who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, pass-through entities, tax-exempt entities or insurance companies;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of notes whose “functional currency” is not the United States dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

If a partnership holds our notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our notes, you should consult your tax advisors.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date of this product supplement no. 910-I. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

Certain aspects of the United States federal income tax treatment of securities such as the notes are not clear. If you are considering the purchase of notes, you should consult your own tax advisors concerning the United States federal income tax consequences of investing in the notes in light of your particular situation and any consequences arising under the laws of any other taxing jurisdiction.

United States holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of notes.

For purposes of this discussion, a United States holder is a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof, or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A non-United States holder is a beneficial owner (other than a partnership) of notes that is not a United States holder.

General

No statutory, judicial or administrative authority directly addresses the characterization of the notes or instruments similar to the notes for United States federal income tax purposes. As a result, significant aspects of the United States federal income tax consequences of an investment in the notes are not certain. No ruling is being requested from the Internal Revenue Service with respect to the notes and no assurance can be given that the Internal Revenue Service will agree with the treatment described herein. Lehman Brothers Holdings Inc. intends to treat, and by purchasing a note, for all tax purposes, you agree to treat, a note as a financial contract, rather than as a debt instrument. If you take a contrary position, you may be required to disclose such contrary position on a statement attached to your timely filed United States federal income tax return for the taxable year in which a note is acquired. You should consult your own tax advisor concerning alternative characterizations. Except where noted, the remainder of this discussion assumes that this treatment is correct, although no assurance is given in this regard.

Sale, exchange or other disposition, or cash settlement upon maturity

Upon the receipt of cash on the maturity date of the notes in connection with a cash settlement at maturity, you will recognize gain or loss. The amount of that gain or loss will be the extent to which the amount of the cash received differs from your tax basis in the note. Your tax basis in a note generally will equal the amount you paid to acquire the note. It is uncertain whether any such gain or loss would be treated as ordinary income or loss or capital gain or loss. Absent a future clarification in current law (by an administrative determination, judicial ruling or otherwise), where required, Lehman Brothers Holdings Inc. intends to report any such gain or loss to the Internal Revenue Service in a manner consistent with the treatment of that gain or loss as capital gain or loss. If that gain or loss is treated as capital gain or loss, then any such gain or loss will generally be long-term capital gain or loss if you have held the note for more than one year as of the maturity date. If you are an individual, long-term capital gains will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Upon a sale, exchange or other disposition (including pursuant to an automatic call) of a note prior to the maturity date, you will recognize gain or loss in an amount equal to the difference between the amount of cash received and your tax basis in the note. Any such gain or loss will be treated as capital gain or loss. If you have held the note for more than one year as of the date of such sale, exchange or other disposition (including pursuant to an automatic call), any such capital gain or loss will generally be long-term capital gain or loss. If you are an individual, long-term capital gains will be subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Physical settlement upon maturity

In the event that a note is settled in shares of the Reference Stock on the maturity date, although the matter is not free from doubt, Lehman Brothers Holdings Inc. intends to take the position that you will not recognize gain or loss on the receipt of shares of the Reference Stock. However, you will be required to recognize gain or loss with respect to any cash received in lieu of fractional shares of the Reference Stock. The amount of that gain or loss will be equal to the difference, if any, between the amount of cash received and the portion of your tax basis in the note that is allocable to those fractional shares of the Reference Stock. Any such gain or loss will be treated as short-term capital gain or loss. You will have a tax basis in the shares of the Reference Stock equal to your tax basis in your note (less the portion of such tax basis that is allocable to any fractional shares of the Reference Stock received by you), and your holding period for the shares of the Reference Stock will begin on the day immediately following the maturity date.

Alternative characterizations

There can be no assurance that the Internal Revenue Service will agree with the foregoing treatment of the notes, and it is possible that the Internal Revenue Service could assert another treatment and a court could agree with such assertion. For instance, it is possible that the Internal Revenue Service could seek to treat the notes as debt, in particular because the notes in form are debt instruments. For notes with maturities of one year or less, the Internal Revenue Service could seek to apply the rules governing short-term debt obligations. In such a case, holders may be required to accrue income in advance of the receipt of cash and treat any gain realized on the sale, exchange, other disposition (including pursuant to an automatic call) or maturity of the notes as ordinary income. Any loss realized upon maturity would likely be treated as capital loss, except possibly to the extent of amounts, if any, previously included in income. For notes with maturities of more than one year, the Internal Revenue Service could seek to apply the regulations governing contingent payment debt obligations. Those regulations would require you to accrue interest income at a market rate, and generally would characterize gain and, to some extent, loss as ordinary rather than capital. Additionally, the Internal Revenue Service could assert that the selection and substitution of a Successor Reference Stock in the case of certain Reorganization Events results in a taxable exchange of the notes at the time of such selection and substitution, which could affect your holding period and the timing, amount and character of income recognized with respect to the notes. The Internal Revenue Service could also assert other characterizations that could affect the timing, amount and character of income or deductions.

Recent tax law developments

On December 7, 2007, the Internal Revenue Service released a Notice indicating that the Internal Revenue Service and the Treasury Department are considering and seeking comments as to whether holders of instruments similar to the notes should be required to accrue income on a current basis over the term of the notes, regardless of whether any payments are made prior to maturity. In addition, the Notice provides that the Internal Revenue Service and the Treasury Department are considering related issues, including, among other things, whether gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, whether the tax treatment of such instruments should vary depending upon the nature of the underlying asset, and whether such instruments should be subject to the special “constructive ownership rules” contained in Section 1260 of the Code. It is not possible to predict what changes, if any, will be adopted, or when they will take effect. Any such changes could affect the amount, timing and character of income, gain or loss in respect of the notes, possibly with retroactive effect. Holders are urged to consult their tax advisors concerning the impact of the Notice on their investment in the notes. Subject to future developments with respect to the foregoing, Lehman Brothers Holdings Inc. intends to continue to treat the notes for United States federal income tax purposes in accordance with the treatment described herein.

Non-United States holders

The following discussion is a summary of certain United States federal tax consequences that will apply to you if you are a non-United States holder of notes. We will not attempt to ascertain whether the Reference Stock would be treated as a United States real property interest, within the meaning of Section

897(c)(1) of the Code. If the Reference Stock were so treated, certain adverse United States federal income tax consequences could possibly apply to a non-United States holder. You should refer to information filed with the SEC by the Reference Stock Issuer and consult your tax adviser regarding the possible consequences to you, if any, if the Reference Stock Issuer is or becomes a United States real property holding corporation.

Special rules may apply to you if you are a controlled foreign corporation, passive foreign investment company, a corporation that accumulates earnings to avoid United States federal income tax, or an individual who is a United States expatriate and therefore subject to special treatment under the Code. Also, as discussed above, alternative characterizations of a note for United States federal income tax purposes are possible, which could result in the imposition of United States federal income or withholding tax on the sale, exchange or other disposition (including pursuant to an automatic call) of the note or on payments received with respect to the note on the maturity date. You should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States federal withholding tax

Based on the treatment of the notes as financial contracts, you should not be subject to United States federal withholding tax on payments upon any sale, exchange or other disposition (including pursuant to an automatic call) of the notes or on payments received on the maturity date in respect of the notes.

United States federal income tax

Based on the treatment of the notes as financial contracts, any gain realized upon the sale, exchange or other disposition (including pursuant to an automatic call) of the notes or on payments received on the maturity date in respect of a note generally will not be subject to United States federal income tax unless (i) the gain is effectively connected with a trade or business in the United States of a non-United States holder or (ii) in the case of a non-United States holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition (including pursuant to an automatic call) or in which the maturity date occurs, and certain other conditions are met.

United States federal estate tax

If you are an individual non-United States holder of notes, notes held by you at the time of death may be included in your gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information reporting and backup withholding

If you are a United States holder of notes, information reporting requirements will generally apply to all payments received by you or upon the sale, exchange or other disposition (including pursuant to an automatic call) of a note, unless you are an exempt recipient such as a corporation. Backup withholding tax will apply to those payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to comply with applicable certification requirements.

If you are a non-United States holder of notes, Lehman Brothers Holdings Inc. generally must report annually to the Internal Revenue Service and to you the amount of all payments paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. In general, you will not be subject to backup withholding with respect to payments Lehman Brothers Holdings Inc. makes to you provided that Lehman Brothers Holdings Inc. does not have actual knowledge or reason to know that you are a United States holder and you provide your name and address on an Internal Revenue Service Form W-8BEN and certify, under penalties of perjury, that you are not a United States holder. Alternative documentation may be applicable in some situations. Special certification rules apply to holders that are pass-through entities. In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding regarding the proceeds of the sale of a note made within the United States or conducted through United States-related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States holder, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

UNDERWRITING

The notes are being offered by us through Lehman Brothers Inc., as principal or agent. We and Lehman Brothers Inc. entered into a distribution agreement with respect to the notes. We may sell notes at a discount to the agent, as principal for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices or at a fixed public offering price. Unless otherwise specified in the relevant terms supplement, any note purchased by the agent as principal will be purchased at 100% of the principal amount less a percentage specified in the relevant terms supplement. In addition, the agent may offer and sell notes purchased by it as principal to other dealers. These notes may be sold at a discount which, unless otherwise specified in the relevant terms supplement, will not exceed the discount to be received by the agent. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed.

Lehman Brothers Inc., as agent, has agreed to use its reasonable best efforts to solicit orders to purchase notes. We will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. Lehman Brothers Inc., as agent, will have the right to reject any proposed purchase in whole or in part. We will generally pay the agent a commission of up to 0.625% of the principal amount of notes sold through it as agent, depending on the stated maturity.

We own, directly or indirectly, all of the outstanding equity securities of Lehman Brothers Inc. The underwriting arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the NASD regarding an NASD member firm’s underwriting of securities of an affiliate. In accordance with Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior approval of the customer.

We may appoint other agents (either as principal or agent), other than or in addition to Lehman Brothers Inc., with respect to any issue of notes. Any other agents will be named in the relevant terms supplement and those agents will enter into the distribution agreement referred to above with respect to that issue of notes. The other agents may be our affiliates or our customers and may engage in transactions with and perform services for us in the ordinary course of business. Lehman Brothers Inc. may resell notes to or through another of our affiliates, as selling agent.

Lehman Brothers Inc. or another agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the notes, Lehman Brothers Inc. may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, Lehman Brothers Inc. may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. Lehman Brothers Inc. must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if Lehman Brothers Inc. is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, Lehman Brothers Inc. may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. Lehman Brothers Inc. is not required to engage in these activities, and may end any of these activities at any time.

No action has been or will be taken by us, Lehman Brothers Inc. or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 910-I or the accompanying base prospectus, MTN prospectus supplement or the relevant terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 910-I or the accompanying base prospectus, MTN prospectus supplement or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agents or any dealer.

Each agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it, to the best of its knowledge after due inquiry, (i) will comply with all applicable laws and regulations in force in any jurisdiction in which it offers or sells the notes or possesses or distributes this product supplement no. 910-I and the accompanying base prospectus, MTN prospectus supplement or terms supplement and (ii) will obtain any consent, approval or permission required by it for the offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers or sales. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

The notes are not and will not be authorized by the Comisión Nacional de Valores for public offer in Argentina and may thus not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended.

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federative Republic of Brazil in an offering that can be construed as a public offering under CVM Instruction no 400, dated December 29, 2003, as amended from time to time.

The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this product supplement no. 910-I or the accompanying base prospectus, MTN prospectus supplement or terms supplement may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the agent has represented and agreed, and each underwriter agrees, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(a)	in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(b)	at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(c)	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(d)	at any time in any other circumstances which do not require the publication by Lehman Brothers Holdings Inc. of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

The notes have not been, and will not be, registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and may not be offered or sold publicly in the United Mexican States. This product supplement no. 910-I and the accompanying base prospectus, MTN prospectus supplement or terms supplement may not be publicly distributed in the United Mexican States.

Neither this product supplement no. 910-I nor the accompanying base prospectus, MTN prospectus supplement or terms supplement have been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 910-I, the accompanying base prospectus, MTN prospectus supplement or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

The notes may not be publicly offered in Switzerland, as such term is defined or interpreted under the Swiss Code of Obligations. Neither this product supplement no. 30-I, the accompanying base prospectus, MTN prospectus supplement or terms supplement nor any of the documents related to the notes constitute a prospectus in the sense of article 652a or 1156 of the Swiss Code of Obligations.

In addition, notes that fall within the scope of the Swiss Investment Fund Act may not be offered and distributed by means of public advertising in or from Switzerland, as such term is defined or interpreted under the Swiss Investment Fund Act. Such notes will not be registered with the Swiss Federal Banking Commission under the Swiss Investment Fund Act and the corresponding Swiss Investment Fund Ordinance and investors will, therefore, not benefit from protection under the Swiss Investment Fund Act or supervision by the Swiss Federal Banking Commission.

Each agent has represented and agreed that:

(a)

in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by such agent;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to Lehman Brothers Holdings Inc.; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

This offering is extraterritorial (non-Venezuelan), directed exclusively to clients of the underwriters and as such, no registrations or authorizations will be required from the Comisión Nacional de Valores.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plans’ particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) with respect to such Plans. As a result of our business, we are a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the notes by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable class, statutory or administrative exemption (as described below) or there was some other basis on which the transaction was not prohibited.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or there is some other basis on which the purchase and holding of the notes is not prohibited, such as the exemption for certain transactions involving non-fiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code (the “Service Provider Exemption”). Each purchaser or holder of the notes or any interest therein, and each person making the decision to purchase or hold the notes on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that on each day from the date on which the purchaser acquires its interest in the note to the date on which the purchaser disposes of its interest in the note, that such purchaser, by its purchase or holding of the notes or any interest therein that (a) its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or Plan Asset Entity or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and neither Lehman Brothers Holdings Inc. nor any of its affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of the notes and has not provided any advice that has formed or may form a primary basis for any investment decision concerning the purchase or holding of the notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the notes or any interest therein will be deemed to have represented and warranted by its purchase or holding of the notes or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, the Service Provider Exemption, or some other basis on which the acquisition and holding is not prohibited.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to any plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.